Subba Media

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Introduction


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Isle Of Wight Festival delivers a spectacular weekend of music
Left My Heart At The Isle Of Wight
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Subba-Cultcha.com is a music and festival reviews platform with a difference… we don't have an editorial team; all our reviews are written by fans!

It started as a bedroom blog with a handful of music fans writing about the local music they loved and grew as more and more fans started submitting reviews of their favorite artists. While traditional music media publishers started to experience declines in circulation and revenues, the user generated content model continues to grow and engage much larger audiences.

There are a number of editorially led reviews sites available: sections of the mainstream press, Pitchfork, Vice, The NME to name but a few. Crucially though, none offer fans the opportunity to review music experiences themselves. Many of these publishers are also seeing huge declines in audiences as their content becomes less engaging and relevant.

With live music attendances at record highs in the US and UK (195.7m people went to live music events in the US & UK alone in 2016) fans now want to share their opinions on the experiences they love. Our aim is to become the primary platform for fan generated reviews globally.

The Market



Fans want to be involved, we let them in!

Crowd-sourcing and user generated content platforms have grown exponentially in recent years as users become active participants. It's the desire driving young consumers who are habitually using fan generated content platforms like Yelp and TripAdvisor, the latter is now the biggest travel focused platform in the world, having recently celebrated publishing it's 300,000,000th review. It also generates over $1b in revenue per year.

Brands are also turning to user generated content platforms to reach new customers as these platforms enable a higher frequency of engagement and better customer relationships.

On a global level, entertainment revenues are expected to rise 5.1% year on year over the course of the next 3 years, with consumers looking for "inspiring, personalised experiences." (Global Entertainment and Media Outlook 2015-2019, PwC June 2015). See PwC's full report →

Subba Media also has extremely low operating costs as a constant stream of free content is created by users.

Success So Far


SUBBA-CULTCHA
Alive & kicking...
Rock 'N' Roll Bye Bye? No Just A Big Hello To Skaters!

Does the user generated reviews model work for music? In short… yes!

In 12 months since the launch of Subba-Cultcha.com's platform, fans posted over 6,500 reviews with no marketing support. All reviews are vetted before being published with the average review between 300-400 words in length. Users read more than 5 reviews per visit and 90% of fans share their reviews across their social media channels once they've been published.

Subba Media now works with a huge number of record labels (including the majors: Universal, Warner and Sony), artist management companies, artists directly, and more than 60 US, UK, European & Asian festivals. We're speaking to venues (local bars to regional stadiums) all with the aim of increasing their customer engagement and revenues through fan led reviewing.

To prove the advertising revenue model, Subba Media has successfully generated a total of $40k in revenue from Sonos, the wireless speaker company.

Business Model



Revenue led by user generated content… it's a successfully proven business model.

We're not trying to reinvent the wheel; we're taking the peer to peer reviewing model and launching it into music, one of the biggest passion points for people around the world. Our primary revenue sources will initially be a proprietary ticketing system allowing festivals, artists and promoters to sell tour and event tickets directly to relevant fans along with advertising.

The ticketing system will initially be geared towards artists at the start of their career and festivals. It will provide artists and festivals with a way of e-ticketing their events while building a valuable CRM data tool that can help grow their fanbase... and should the artist get signed, the CRM tool will provide the record label with a valuable data package of the artist's fan base.

Subba Media's ticketing system will take a 10% commission for every ticket sold.

Advertising, like the Sonos campaign, will also be sold across the platform to generate revenue. As the platform grows we will add additional revenue sources, such as providing artists with the ability to sell merchandise, music streaming, brand sponsorship of events and a B2B offering for record labels and venues based on managing and growing customer/fan data.

Disrupters Assemble!



Mark Jennings →
Mark Jennings set up Subba Media in September 2013 with the aim of taking what was a bedroom blog to the mainstream and disrupting the publishing market. It's been a very steep learning curve, with a number of changes to the business model along the way, but the fundamentals have always remained the same… using content to drive music/festival discovery, enabling a much better user experience.

Mark originally met Jess Dawson and Luke Forshaw (the other part-time members of Subba Media) through Subba-Cultcha.com. Along with being huge music fans they were both active reviewers for the platform, and following detailed conversations about the possibility of transforming the market, it became evident that they all shared the same vision and ambition. Fan generated reviewing is the way forward!

Mark is currently the only full time employee of Subba Media, but post investment he will be joined by Jess and Luke.

Mark has worked in digital publishing and advertising his whole career. Having previously worked in the US and UK for the Financial Times, he most recently launched the digital portfolio for Last Word Media. He's witnessed the change in audience participation across digital media and pivoted Subba-Cultcha.com's business strategy accordingly. He believes firmly that audience engagement is king... long live audience engagement!



Jess Dawson
Jess is an award-winning content creator. Nationally recognized for her work, Jess was most recently a video production manager at ITN and prior to that part of the BBC Radio 1 Newsbeat team where she led the charge for creating films based around issues affecting young people.



Luke Forshaw
When it comes to successfully marketing music and technology brands Luke's your guy! He previously led the European digital advertising for Apple Music's account at OMD International and he's most recently been responsible for Universal NBC's digital marketing at Mediacom in London. Digital marketing and Luke go hand in hand.

Board Members

Subba Media is incredibly proud to be supported by an incredible board and key advisers.



Paul Crick →
Paul combines his two passions of music and data in his role as IBM Global Solution's Music Industry Lead. Paul's expertise in delivering technology based solutions is second to none and he combines this with a specialist approach to data management and use.



Warren Saunders →
Warren has extensive experience working in the mobile and telecoms industry. He leads the Sony Mobile business in the UK & Ireland following heading up Samsung Mobile's sales team in the UK. There's not a lot Warren doesn't know about the world of mobile technology!



Sam McDonnell →
Sam works at the Discovery Channel within the client partnerships team. He works with global brands to create content based commercial partnerships with the main focus on creativity. Sam focuses on the role content plays in delivering immersive experiences for clients.

Advisors



Tamina Plum →
Tamina is Global Head of Clients at Zenith Media in London. She has extensive experience leading multi-market business, previously with a focus in the B2B and technology space. Along with her encyclopedic knowledge of media, she provides valuable business planning expertise.



Mark Foster →
Since leaving Warner Music Group as the SVP of Marketing in Europe Mark went on to become the UK Managing Director of Deezer. He was responsible for launching the streaming platform in the UK and Ireland. Mark provides vast experience in scaling businesses in multiple regions.

The Roadmap...

2018 Q1 - US/UK

- Fully responsive platform/app
- Ticketing system

2018 Q2/3 - Europe/Australia

- Fan CRM
- B2B Label/Festival/Venue offering

2019 Q1/2 - Asia/South America

- Events
- Music/Merchandise sales

2020 - Global

- Data led revenue/tools

- Launch into parallel markets (Film, Theatre, Sport)

Be A Part Of Subba Media



The music eco-system is evolving, and we'd like to invite you to help us shape the future…

Subba Media aims to put the music fan front and centre, redefining the relationship they have with artists and festivals. We need your help to do this. So whether you're a music fan fed up with the Status Quo or a festival goer in search of your Nirvana, either way… "the times, they are a changin."

Subba Media is offering 10,700 shares of common stock in order to raise $1.1M for the following purposes:

Recruitment
- C-level Executive
- Head of Marketing
- Head of Content

Tech Development
- Fully Responsive Site Development
- Ticketing System
- Fan CRM system

Marketing
- Display
- Social
- Search
- Video

Overhead
- Office Space
- Expenses

This is a side-by-side offering of Common Stock, under registration exemptions 4(a)(6) and 506(c), in Subba Media Inc. Up to $1,070,000.00 may be raised under the 4(a)(6) exemption. Netcapital will determine which exemption applies to your investment and notify you before you complete your investment.

The amount raised under the two exemptions must total at least $10,000 by October 9, 2018 at 11:59pm ET. If the total doesn't reach its *target*, then your money will be refunded. Subba Media may issue additional securities to raise up to $1,070,000, the offering's *maximum*.

$13,700 raised!

$10,000 minimum

If the side-by-side offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

36,700 shares × $100.00 per share
= $3,670,000 implied valuation

Pitch Deck


SUBBA-CULTCHA
Fan Generated Reviews for Music & Festivals


Summary
Aim to be the main platform for music and live event discovery globally
Fan generated music reviews platform geared toward 18-30 year old market
Ticket selling platform for live music events
Work with brands, record labels, artists, festivals, and venues to actively engage audiences


Market Opportunity UK
27M + 3.9M = 30.9M
Gig Attendance
Festival Attendance
Live Music Audience
Large and growing market
UK live music audiences up 12% in 2016
Global entertainment revenues expected to rise at a 5% annual rate over the next two years
Sources: UK Music – Wish You Were Here 2016/2017, PwC – Global Entertainment & Media Outlook 2015-19


Market Opportunity US
32M people attend at least one music festival per year*
46% are in the 18-34 age group*
903 miles traveled on average to attend a music festival*
1/3 of attendees attend more than one festival per year*
$207 spent on live music, digital music, and streaming on average per year*
51% of Americans attended a live music event in 2015, up from 44% in 2014**
Sources: *Nielsen 2015 Audience Insights Report, **Aloompa's 2016 Festival Demand Report

Market Problems

Challenge to engage 18 to 30 year olds by mainstream media

Traditional publishers suffering huge declines in audience size and revenues as they fail to stay relevant

Audiences prefer fan-generated content platforms, such as Yelp and TripAdvisor

Brands turning to user generated content platforms, which allow higher frequency of engagement and superior customer relationships

Our Solution

A TripAdvisor style platform for music and festivals

Allows fans to post/read reviews, purchase tickets, and discover music and festivals

Login through Facebook or email

Core Market

18-30 year olds

Strong individual identity

Passion for music, tech, travel, and fashion

Enjoys live events, festivals and gigs

Prefers user-generated content sites

Owns 2+ devices

Why We Are Different

Fan led

Competitors editorially led

SUBBA-CULTCHA

Benefit from the desire of young consumers to participate

VICE

CLASH

NME

Pitchfork


Business Model
Earn 10% on all ticket sales
Monetize fan data with B2B CRM tool
Drive advertising revenues from brand sponsors and media agencies


Roadmap
2017 US/UK
Crowdfunding campaign
Fully responsive platform
Ticketing system
2018 Europe
B2B label, festival, venue
CRM tool
2019 Asia & South America
Events
Music & merchandise sales
2020 Global
Data revenue
Parallel markets (film, theater, sport)
Aim: To become primary platform for fan reviews globally


Revenue Forecast
$650K $6.8M $29.7M $51.5M $86.5M
2018 2019 2020 2021 2022
Pre-Tax Profit $251K $2M $20.2M $29.4M $57.2M
Absolutely rocking...
Actual
$40K
2014-15
Pre-Tax Profit $0


Revenue Streams
$650K
Advertising
Tickets
$6.8M
Advertising
Tickets
Music & Merch
Gig Promotion
$29.7M
Advertising
Tickets
Music & Merch
Gig Promotion
Venue Listings
$51.5M
Advertising
Tickets
Music & Merch
Gig Promotion
Venue Listings
Data
$86.5M
Advertising
Tickets
Music & Merch
Gig Promotion
Venue Listings
Data
Parallel Markets


Use of Proceeds
Recruitment
CEO
Head of Marketing
Head of Content
Tech Development
Fully responsive site development
Ticketing System
Fan CRM System
Marketing
Social
Search
Video
Overhead
Office space
Expenses


Team
Mark Jennings
CEO
Mark's worked in digital publishing and advertising his whole career. Having worked in the US and UK with the Financial Times to most recently launching the digital portfolio for Last Word Media, he's witnessed the change in digital consumer habits and has pivoted Subba-Cultcha.com's business strategy accordingly. Audience engagement is king... long live audience engagement!
Jess Dawson
Head of Content
Jess is a starlet of content creation and delivery. Having been recognized for her work winning national presenting awards, Jess has most recently been part of the BBC Radio 1 team where she's led the charge for creating film projects based around issues affecting young people.
Luke Foresaw
Head of Marketing
When it comes to successfully marketing music and technology brands Luke's your guy. Having previously led the European digital advertising on the Apple Music's account at OMD International he's most recently been responsible for Universal NBCs digital marketing at Mediacom in London. Digital marketing and Luke go hand in hand.


Board/Advisors
Tamina Plum
Global Head of Clients
Zenith Worldwide
Mark Foster
Chairman
MIDiA Research
John Fanning
Advisor
Founding Chairman & CEO of Napster
Paul Crick
Music Industry Lead
IBM Global Services
Warren Saunders
Country Head: UK & Ireland
Sony Mobile
Sam McDonnell
Content Producer
Discovery Channel

Download

Financials

Subba Media is a newly incorporated business founded by Mark Jennings.

The business acquired technology and industry advisors and needs investment dollars to take it to the next level by developing the technology, growing the team and scaling the user base.

These financial statements have been reviewed by an independent accounting firm.

Accountant's review report

Summary

Fans are the driving force behind everything that powers Subba Media. Along with producing the content, they are one of the most important customers and therefore the service and user experience we provide is crucial to the success of the business.

While at the Financial Times Mark was always reminded how important it is to treat customers as they would come to expect from such a prestigious brand. Although the product Subba Media provides differs significantly, the same values, philosophy and quality of service applies throughout everything Subba Media does.

So, in summary:

- User generated reviewing has a hugely successful track record proven by some of the biggest publishers globally.
- Subba Media is a fan driven business, specifically serving their needs.
- The market is big and more importantly it's growing!
- The model has received huge praise from fans, artists, management and promoters, who continue to use it to encourage their fans to review their music and gigs.

Subba Media's SEC Filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemptions 4(a)(6) and 506(c) of the Securities Act of 1933. Similar information is sometimes offered in a Private Placement Memorandum for 506(c) offerings.

- Latest offering statement

We're also required to share links to each of the SEC filings related to this side-by-side offering with investors.

- Form C on December 5, 2017
- Form D on December 22, 2017
- Form C/A on January 22, 2018
- Form C/A on April 9, 2018
- Form C/A on May 8, 2018
- Form C/A on June 7, 2018
- Form C/A on June 21, 2018
- Form C/A on August 7, 2018

Ask Subba Media a Question

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Understand the Risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.